UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 17, 2006
(Date of earliest event reported)

PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)

California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Market, Spear Tower, Suite 2400, San Francisco, CA		94105
(Address of principal executive offices)		(Zip code)

415-267-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)

California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
77 Beale Street, P. O. Box 770000, San Francisco, CA		94177
(Address of principal executive offices)		(Zip code)

(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The information included in this Current Report on Form 8-K is being furnished, not filed, pursuant to Item 2.02 of Form 8-K.

On February 17, 2006, PG&E Corporation issued the press release attached hereto as Exhibit 99.1 announcing its financial results and the financial results of its subsidiary, Pacific Gas and Electric Company (Utility), for the year ended December 31, 2005.  Additional supplemental information relating to PG&E Corporation’s and the Utility’s financial results is attached as Exhibit 99.2.  This additional supplemental financial information also will be posted on the “Investors” section of PG&E Corporation’s website at www.pgecorp.com.  Much of this information is derived from PG&E Corporation’s and the Utility’s Annual Report on Form 10-K for the year ended December 31, 2005, to be filed by PG&E Corporation and the Utility with the Securities and Exchange Commission (SEC) and should be read in conjunction with such Annual Report on Form 10-K.

PG&E Corporation presents results and guidance on an “earnings from operations” basis in order to provide investors with a measure that reflects the underlying financial performance of the business and offers investors a basis on which to compare performance from one period to another, exclusive of items that, in management’s judgment, are not reflective of the normal course of operations.

The attached exhibits contain forward-looking statements regarding management’s guidance for PG&E Corporation’s 2006 earnings per share from operations, 2006 rate base, 2006 earnings sensitivities, and targeted average annual growth rate for earnings per share from operations over the 2006-2010 period. These statements are based on current expectations and various assumptions which management believes are reasonable, including that the Utility earns its authorized rate of return on equity of 11.35% and that substantial capital investments are made in the Utility business over the 2006-2010 period. These statements and assumptions are necessarily subject to various risks and uncertainties the realization or resolution of which are outside of management's control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•	Unanticipated changes in operating expenses or capital expenditures, which may affect the Utility’s ability to earn its authorized rate of return;

•	How the Utility manages its responsibility to procure electric capacity and energy for its customers;

•	The adequacy and price of natural gas supplies, the ability of the Utility to manage and respond to the volatility of the natural gas market for its customers;

•
The operation of the Utility’s Diablo Canyon nuclear power plant, which could cause the Utility to incur potentially significant environmental costs and capital expenditures, and the extent to which the Utility is able to timely increase its spent nuclear fuel storage capacity at Diablo Canyon by 2007;

•
Whether the Utility is able to recognize the anticipated cost benefits and savings to result from its efforts to improve customer service through implementation of specific initiatives to streamline business processes and deploy new technology;

•
The outcome of proceedings pending at the Federal Energy Regulatory Commission (FERC) and the California Public Utilities Commission (CPUC), including the CPUC’s pending investigation into the Utility’s billing and collection practices;

•
How the CPUC administers the capital structure, stand-alone dividend, and first priority conditions of the CPUC’s decisions permitting the establishment of holding companies for the California investor-owned electric utilities, and the outcome of the CPUC's new rulemaking proceeding concerning the relationship between the California investor-owned energy utilities and their holding companies and non-regulated affiliates;

•	The impact of the recently adopted Energy Policy Act of 2005 and future legislative or regulatory actions or policies affecting the energy industry;

•
The outcome of the litigation pending against the Utility in California state court involving allegations of injury allegedly caused by exposure to chromium at certain of the Utility's gas compressor stations and other pending litigation;

•	Increased municipalization and other forms of bypass in the Utility’s service territory; and

•	Other factors discussed in PG&E Corporation's SEC reports.

Item 7.01 Regulation FD Disclosure

The additional supplemental information included in Exhibit 99.2 is incorporated by reference in response to this Item 7.01, and is deemed to be furnished, not filed, pursuant to Item 7.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibits

The following exhibits are being furnished, and are not deemed to be filed:

Exhibit 99.1 PG&E Corporation Press Release Dated February 17, 2006

Exhibit 99.2 Additional Supplemental Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	/s/ G. ROBERT POWELL
G. ROBERT POWELL Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY

By:	/s/ G. ROBERT POWELL
G. ROBERT POWELL Vice President and Controller

Dated February 17, 2006

EXHIBIT INDEX

No.	Description of Exhibit

99.1	PG&E Corporation Press Release Dated February 17, 2006

99.2	Additional Supplemental Financial Information